SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2003

PACIFIC AEROSPACE & ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-26088 (Commission File Number)	91-1744587 (IRS Employer Identification No.)

430 Olds Station Road, Third Floor, Wenatchee, WA	98801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number,
including area code:	(509) 667-9600

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On February 17, 2003, Pacific Aerospace & Electronics, Inc. (the “Company”) effected a 1-for-200 reverse split of its outstanding shares of common stock as well as a proportionate reduction in its shares of authorized but unissued common stock. Effective upon the opening of the market on February 18, 2003, shares of the Company’s common stock as adjusted for the reverse split began trading on the OTCBB. The new symbol for the shares is ‘PFAE.’

Following the reverse split, the number of outstanding shares of common stock has been reduced to approximately 24.7 million. Existing certificates representing the outstanding pre-reverse split shares of common stock will not be required to be exchanged for new certificates representing post-reverse split shares, but will be deemed to automatically constitute and represent the correct number of post-reverse split shares without further action by the shareholders. Any fractional shares resulting from the reverse split will be redeemed by the Company in cash based on the fair market value of the common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC AEROSPACE & ELECTRONICS, INC.

By:	/s/ Charles A. Miracle

Charles A. Miracle Chief Financial Officer

Dated: February 19, 2003